  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2015

Griffin-Benefit Street Partners BDC Corp.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55351

MD	47-0995168
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 1, 2015, the holders of the outstanding shares of common stock of Griffin-Benefit Street Partners BDC Corp. (the "Registrant") entitled to vote thereon unanimously approved by written consent, in lieu of holding a 2015 annual meeting of stockholders, the following matter: the election of Dennis Schaney as a director of the Registrant for a three-year term expiring at the 2018 annual meeting of stockholders, or until his successor is elected and qualified.
The detailed final voting results of the shares voted with regard to the matter are as follows:
Election of director:

	For:	Withheld:	Broker Non-Vote:
Dennis Schaney	22,222	0	0

Accordingly, Mr. Schaney was elected to serve as a director until the 2018 annual meeting of stockholders, or until his successor is elected and qualified.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-Benefit Street Partners BDC Corp.

Date: April 3, 2015	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary